SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         January 31, 2005
                                                         ----------------


                          GOLD BANC CORPORATION, INC.
                          ---------------------------
            (Exact name of Registrant as specified in its charter)

         Kansas                      0-28936                48-1008593
         ------                      -------                ----------
        (State of           (Commission File Number)     (I.R.S. Employer
     Incorporation)                                   Identification Number)


                   11301 Nall Avenue, Leawood, Kansas 66211
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              (Address of Principal Executive Offices) (Zip Code)


                                (913) 451-8050
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              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report)



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Item 1.01  Entry into a Material Definitive Agreement

      On January 31, 2005, Gold Banc Corporation, Inc. (the "Company") entered into agreements with Mick Aslin, Rick Tremblay, Ted Lister and Phil Zemel granting each of them restricted stock and restricted stock units pursuant to the Company's 1996 Equity Compensation Plan as awarded by the Company's Board of Directors on January 19, 2005. Messrs. Aslin, Tremblay, Lister and Zemel were awarded 15,000, 9,000, 3,000, 3,000 shares of restricted stock, and 10,000, 6,000, 2,000, 2,000 restricted stock units, respectively.

      The restricted stock vests at the end of three years from the date of grant, provided that such person continues their employment with the Company during this period. Upon vesting, 50% of the shares shall be transferable upon the fourth anniversary of the date of grant, with the remaining shares becoming freely transferable upon the fifth anniversary.

      The restricted stock units also vest and become payable upon the third anniversary of the date of grant, provided such person continues their employment with the Company during this period. The units may be paid in cash, Company stock, or a combination of stock and cash, as determined by the Company's Compensation Committee.

      The forms of the restricted stock award agreement and restricted stock unit award agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.



Item 9.01. Financial Statements and Exhibits


Exhibit Number  Description
--------------  -----------

10.1            Form of Restricted Stock Award Agreement

10.2            Form of Restricted Stock Unit Award Agreement





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


                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

                               GOLD BANC CORPORATION, INC.


Dated: February 2, 2005
                               By: /s/ Rick J. Tremblay
                                  ---------------------------------
                                   Rick J. Tremblay
                                   Executive Vice President and
                                   Chief Financial Officer




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